Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Pepco Holdings, Inc., which appears in Pepco Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement of (i) our report dated December 20, 2005 relating to the financial statements, which appears in the Annual Report of the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees on Form 11-K for the year ended June 30, 2005, (ii) our report dated December 20, 2005 relating to the financial statements, which appears in the Annual Report of the Retirement Savings Plan for Management Employees on Form 11-K for the year ended June 30, 2005, (iii) our report dated June 24, 2005 relating to the financial statements, which appears in the Annual Report of the Conectiv Savings and Investment Plan on Form 11-K for the year ended December 30, 2004, and (iv) our report dated June 24, 2005 relating to the financial statements, which appears in the Annual Report of the Atlantic Electric 401(k) Savings and Investment Plan - B on Form 11-K for the year ended December 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Washington, DC January 30, 2006